UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2010

Willis Group Holdings Public Limited Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, England and Wales		EC3M 7DQ
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011) 44-20-3124-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Willis Group Holdings Public Limited Company (the "Company")  has approved the annual incentive awards for 2009 to its executive officers (the "Willis Retention Awards"). The Willis Retention Awards are subject to acceptance by the employee of the award terms and conditions (including the forfeiture conditions discussed below). The Company expects that its 2009 named executive officers ("NEOs") will be:  Mr. Joseph Plumeri, Mr. Patrick Regan, Mr. Grahame Millwater, Mr. Timothy Wright and Mr. Peter Hearn.

The Willis Retention Awards for the NEOs (other than Joseph J. Plumeri and Mr. Patrick Regan) will be paid 100% in cash with Mr. Millwater receiving $1,220,778, Mr. Wright receiving $1,032,966 and Mr. Hearn receiving $1,625,000. Consistent with his employment agreement, Mr. Plumeri will receive $3,370,000, which will be paid 50% in cash and 50% in restricted stock units ("RSUs"). The number of RSUs to be granted to Mr. Plumeri will be calculated using the closing price on the New York Stock Exchange on March 1, 2010 for the Company's shares. In addition, Mr. Plumeri will receive 1 matching RSU for every 4 granted and dividend equivalent sums will accrue from the date of grant and will be paid in cash upon the vesting of the RSUs. The RSUs will vest on March 1, 2011 (the first anniversary of the grant date).

The cash element of the Willis Retention Awards paid to the NEOs are subject to forfeiture conditions if they voluntarily leave the Company's employ. It will require a proportional reimbursement if the NEO voluntarily leaves the Company's employ before December 31, 2012. In connection with Mr. Regan's departure, the Compensation Committee determined that Mr. Regan’s entitlement to a 2009 Willis Retention Award was forfeited.  However, in consideration for his service to the Company, the Compensation Committee agreed to waive the forfeiture conditions in his cash Willis Retention Awards for years prior to 2009 in the amount of approximately $448,885.

Because Messrs. Millwater, Regan and Wright receive their compensation in pounds sterling, for purposes of this Current Report on Form 8-K, all amounts noted above were converted into dollars at the average exchange rate for 2009 (£1:$1.5651).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Group Holdings Public Limited Company

February 8, 2010	By:	Adam G. Ciongoli

Name: Adam G. Ciongoli
Title: Group General Counsel